EXHIBIT 10.4

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made as of this 9th day of May, 2014, (the "Effective Date") by and between WESTGATE-RE LP, a Delaware limited partnership ("Landlord") and WOOD GROUP MUSTANG, INC., a Texas corporation ("Tenant"). All capitalized terms not defined herein shall have the same meaning ascribed to them in the Lease.

WHEREAS, Landlord, as successor in interest to Transwestern Acquisitions, L.L.C., and Tenant, as successor in interest to Mustang Engineering, L.P., are parties to that certain Office Lease dated as of September 12, 2012, as amended by that certain First Amendment to Lease dated February 28, 2013 (collectively, the "Lease") whereby Tenant leases from Landlord certain space in the building known as Westgate II located at 17320 Katy Freeway, Houston, Texas 77084, as more particularly described in the Lease;

WHEREAS, the Premises was estimated to contain 186,375 rentable square feet; however, as provided in Article l.D, Landlord's Architect has measured the premises and certified that the Premises contains 186,288 rentable square feet;

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect the actual rentable square footage of the Premises and to revise the Monthly Rent payable by Tenant;

WHEREAS, Tenant accepted possession of the Premises on February 1, 2014, and Landlord and Tenant desire to amend the Lease to establish the Commencement Date and the Expiration Date;

WHEREAS, pursuant to the terms of Section Il(f) of Exhibit C to the Lease, Landlord has agreed to reimburse Tenant for the Existing Lease Payments paid by Tenant under that certain Office Lease by and between SMII/TRP Properties/LP, L.P. as Landlord and Alliance Wood Group Engineering, L.P. as Tenant, dated as of December 6, 2006 as amended by a First Amendment to Office Lease dated February 21, 2012 and Second Amendment to Office Lease dated May 4, 2012 for Premises in a Building known as Parkview Il-333 Barker Cypress Office Building, located at 333 Barker Cypress, Houston, Texas, 77094 (the "Cypress Run Lease"), subject to the terms and conditions provided therein.

WHEREAS, the Existing Lease Payments relate to the first and the third floors that are the premises under the Cypress Run Lease, and Tenant intends to release Landlord from any obligation with respect to the third floor of such premises (the "Third Floor");

WHEREAS, because Landlord is to be released of liability with respect to the Third Floor, Tenant and Landlord have agreed that a certain portion of the Existing Lease Payments will no longer be an obligation of Landlord and that Landlord will not have any further right or obligation under the Cypress Run Lease with respect to the Third Floor.

WHEREAS, Landlord and Tenant desire to codify the amount remaining due under the Existing Lease Payments, as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants between the parties herein contained, Landlord and Tenant hereby agree as follows:

1.Premises. Landlord and Tenant hereby accept the calculations of the rentable square footage and usable square footage of the Building and Premises as set forth on Exhibit A attached hereto and made a part hereof, and hereby agree that such calculations shall not be subject to further remeasurement. All references contained in the Lease to the square footage of the Building or the Premises are hereby amended to reflect the remeasurement of the Building and the Premises containing 186,288 rentable square feet and 170,250 usable square feet. Article l.D of the Lease is hereby deleted in its entirety and the following is inserted in lieu and in place thereof:

"D. Premises; Suite Nos. Square Feet (Rentable):	Suite Nos. 100, 200, 300 and 400, being all of the rentable square footage of the Building, containing 186,288 rentable square feet."

2.Commencement Date; Expiration Date. Landlord and Tenant agree that the Tenant accepted possession of the Premises on February 1, 2014. Article l.H. and Article 1.I. of the Lease are hereby deleted in their entirety, and the following are inserted in lieu and in place thereof:

"I. Commencement Date:	The term of this Lease (the "Term") shall commence on February 1, 2014.
J. Expiration Date:	April 30, 2024, unless the Term is sooner terminated or extended, as provided herein."

3.    Monthly Rent.    Article 1.K of the Lease is hereby deleted in its entirety and the following is inserted in lieu and in place thereof:

"K. Monthly Rent:
	Lease Month (from the Commencement Date	Annual Rate Per Rentable Square Foot of the Premises	Monthly Rent
	1 - 3	$19.85	$263,488.90	*
	4 - 12	$19.85	$308,151.40
	13 -24	$20.35	$315,913.40
	25 -36	$20.86	$323,830.64
	37 -48	$21.38	$331,903.12
	49 -60	$21.91	$340,130.84
	61 -72	$22.46	$348,669.04
	73 -84	$23.02	$357,362.48
	85 -96	$23.60	$366,366.40
	97 - 108	$24.19	$375,525.56
	109 - 123	$24.79	$384,839.96

As used herein, the term "Lease Month" shall mean each calendar month during the Term, and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month and the Monthly Rent applicable to such partial month shall be prorated and paid at the rate applicable to Lease Month 1, and shall be payable on the first day of Lease Month 1, subject to any additional abatement pursuant to Exhibit B of the Lease.

*The parties acknowledge that the Monthly Rent payable for Lease Months 1 through 3 is calculated as if the Premises only contained 159,288 rentable square feet (it being agreed that Monthly Rent for 27,000 rentable square feet of space is abated for Lease Months 1-3, but not for any partial month from the Commencement Date to the first (1st) day of the day of the next calendar month.

Any overpayment of Monthly Rent paid by Tenant in Lease Months 1-5 will be offset against the next due Monthly Rent.

4.Existing Lease Payments. Notwithstanding anything contained in the Lease to the contrary, from and after May 1, 2014 (i) the aggregate amount payable by Landlord to Tenant for the Existing Lease Payments shall be no more than $1,148,082.00 (calculated as set forth on Exhibit B hereof, (ii) Landlord will have no obligation to pay any other portion of the Existing Lease Payments that may relate to the Third Floor, and (iii) Landlord will have no further right or obligation with respect to any provision of the Cypress Lease that may concern, control, or be applicable to the Third Floor. No amount of Existing Lease Payments in excess of $1,148,082.00 will be due and owing to Tenant by Landlord, and Tenant hereby agrees that it irrevocably waives any right to receive, seek, or collect the same from Landlord.

5.Estoppel. Each party hereby represents and warrants to the other party that: (i) there exists no breach, default or event of default by the other party under the Lease, or to its knowledge, any existing event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default by the other party under the Lease; (ii) the Lease continues to be a legal, valid and binding agreement and obligation of the parties; and (iii) it has no current offset or defense to its performance or obligations under the Lease.

6.Brokers. Tenant represents it has not employed any broker with respect to this Lease and has no knowledge of any broker's involvement in this transaction other than Transwestern and CBRE, Inc. (collectively, the "Brokers"). Landlord and Tenant shall each indemnify the other against any expense incurred by the other as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by the other or claiming by, through, or under the other, other than the Brokers. Tenant acknowledges Landlord is not liable for any representations by the Brokers regarding the Premises, Building, Building Complex, or this Lease. The terms and conditions of Article 24 of the Lease shall govern with respect to commissions payable in connection with this Amendment.

7.Authority.

a.Tenant represents to Landlord as follows: (i) Tenant is duly formed and validly existing under the laws of the State of Texas, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

b.Landlord represents to Tenant as follows: (a) Landlord is duly formed and validly existing under the laws of the State of Delaware, (b) Landlord has and is qualified to do business in Texas, (c) Landlord has the full right and authority to enter into this Amendment, and (d) each person signing on behalf of Landlord was and continues to be authorized to do so.

8.Ratification of Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

9.Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

10.Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof: and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

12.Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To facilitate execution of this Lease, the parties may execute and exchange telefaxed or e-mailed counterparts of the signature pages and such counterparts shall serve as originals.

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[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:

WESTGATE-RE LP, a Delaware limited partnership

By:	Westgate-RE GP, LP, a Delaware limited partnership, its general partner

	By:	/s/ Paul B. Hogan
	Print Name:	Paul B. Hogan
	Title:	Authorized Signatory

TENANT:

WOOD GROUP MUSTANG, INC., a Texas corporation

By:	/s/ Craig A. Becker
Print Name:	Craig A. Becker
Title:	V.P. Corporate Contracts

Exhibit B

Existing Lease Payment Calculation

333 Cypress Run		Month	Begin	End	Gross Rate	OPEX	Base Stop	Pass Through	Total Rate	Rent	Obligation
Space	1st Floor	Mo - 1	5/1/2014	5/31/2014	19.50	9.35	8.97	0.38	19.89	32,108	32,108
Nrsf	19,378	Mo - 2	6/1/2014	6/30/2014	19.50	9.35	8.97	0.38	19.88	32,108	32,108
2012 Expenses (Base Stop)	8.97	Mo - 3	7/1/2014	7/31/2014	19.50	9.35	8.97	0.38	19.88	32,108	32,108
2013 Expenses	9.17	Mo - 4	8/1/2014	8/31/2014	19.50	9.35	8.97	0.38	19.80	32,108	32,108
Growth Thereafter	2.00%	Mo - 5	9/1/2014	9/30/2014	20.00	9.35	8.97	0.38	20.38	32,916	32,916
		Mo - 6	10/1/2014	10/31/2014	20.00	9.35	8.97	0.38	20.38	32,916	32,916
		Mo - 7	11/1/2014	11/30/2014	20.00	9.35	8.97	0.38	20.38	32,916	32,916
		Mo - 8	12/1/2014	12/31/2014	20.00	9.35	8.97	0.38	20.38	32,916	32,916
		Mo - 9	l/l/2015	1/31/2015	20.00	9.54	8.97	0.57	20.57	33,218	33,218
		Mo - 10	2/1/2015	2/28/2015	20.00	9.54	8.97	0.57	20.57	33,218	33,218
		Mo - 11	3/1/2015	3/31/2015	20.00	9.54	8.97	0.57	20.57	33,218	33,218
		Mo - 12	4/l/2015	4/30/2015	20.00	9.54	8.97	0.57	20.57	33,218	33,218
		Mo - 13	5/1/2015	5/31/2015	20.00	9.54	8.97	0.57	20.57	33,218	33,218
		Mo - 14	6/1/2015	6/30/2015	20.00	9.54	8.97	0.57	20.57	33,218	33,2!8
		Mo - 15	7/1/2015	7/31/2015	20.00	9.54	8.97	0.57	20.57	33,218	33,218
		Mo - 16	8/l/2015	8/31/2015	20.00	9.54	8.97	0.57	20.57	33,218	33,218
		Mo - 17	9/1/2015	9/30/2015	20.50	9.54	8.97	0.57	21.07	34,025	34,025
		Mo - 18	10/1/2015	10/31/2015	20.50	9.54	8.97	0.57	21.07	34,025	34,025
		Mo - 19	11/1/2015	11/30/2015	20.50	9.54	8.97	0.57	21.07	34,025	34,025
		Mo - 20	12/1/2015	12/31/2015	20.50	9.54	8.97	0.57	21.07	34,025	34,025
		Mo - 21	1/1/2016	1/31/2016	20.50	9.73	8.97	0.76	21.26	34,333	34,333
		Mo - 22	2/1/2016	2/29/2016	20.50	9.73	8.97	0.76	21.26	34,333	34,333
		Mo - 23	3/1/2016	3/31/2016	20.50	9.73	8.97	0.76	21.26	34,333	34,333
		Mo - 24	4/1/2016	4/30/2016	20.50	9.73	8.97	0.76	21.26	34,333	34,333
		Mo - 25	5/1/2016	5/31/2016	20.50	9.73	8.97	0.76	21.26	34,333	34,333
		Mo - 26	6/1/2016	6/30/2016	20.50	9.73	8.97	0.76	21.26	34,333	34,333
		Mo - 27	7/l/2016	7/31/2016	20.50	9.73	8.97	0.76	21.26	34,333	34,333
		Mo - 28	8/1/2016	8/31/2016	20.50	9.73	8.97	0.76	21.26	34,333	34,333
		Mo - 29	9/1/2016	9/30/2016	21.00	9.73	8.97	0.76	21.76	35,141	35,141
		Mo - 30	10/l/2016	10/31/2016	21.00	9.73	8.97	0.76	21.76	35,141	35,141
		Mo - 31	11/1/2016	11/30/2016	21.00	9.73	8.97	0.76	21.76	35,141	35,141
		Mo - 32	12/1/2016	12/31/2016	21.00	9.73	8.97	0.76	21.76	35,141	35,141
		Mo - 33	1/1/2017	1/31/2017	21.00	9.93	8.97	0.96	21.96	35,455	35,455
		Mo - 34	2/l/2017	2/28/2017	21.00	9.93	8.97	0.96	21.%	35,455	35,455
		1st Floor Total Obligation									1,148,082